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Exhibit 21.1

                         SUBSIDIARIES OF THE REGISTRANT


COMPANY                                                         INCORPORATION
-------------------------------------                           -------------
Angis Safety Holdings, Inc.                                     Delaware
American Down & Textile Company                                 Wisconsin
Brawn of California, Inc.                                       California
Company Store Holdings, Inc.                                    Delaware
Gump's By Mail, Inc.                                            Delaware
Gump's Corp.                                                    California
Hanover Direct Pennsylvania, Inc.                               Pennsylvania
Hanover Direct Virginia, Inc.                                   Delaware
LWI Holdings, Inc.                                              Delaware
Scandia Down Corporation                                        Delaware
Tweeds, Inc.                                                    Delaware
Gumps Holdings, Inc.                                            Delaware
D.M. Advertising, Inc.                                          New Jersey
Hanover Realty, Inc.                                            Virginia
The Company Store, Inc.                                         Wisconsin
The Company Factory, Inc.                                       Wisconsin
The Company Office, Inc.                                        Wisconsin
Austad Holdings, Inc.                                           Delaware
The Austad Company                                              South Dakota